Exhibit 4.2








                              GEORGIA POWER COMPANY

                                       TO

                           THE CHASE MANHATTTAN BANK,

                                    TRUSTEE.

                          EIGHTH SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 23, 2001

                                  $100,000,000

                  SERIES H 6.70% SENIOR INSURED QUARTERLY NOTES

                                DUE MARCH 1, 2011

TABLE OF CONTENTS1


                                                                           PAGE

ARTICLE 1....................................................................2

SECTION 101. Establishment...................................................2

SECTION 102. Definitions.....................................................2

SECTION 103. Payment of Principal and Interest...............................3

SECTION 104. Denominations...................................................3

SECTION 105. Global Securities...............................................3

SECTION 106. Transfer........................................................4

SECTION 107.  Redemption.....................................................4

ARTICLE 2....................................................................5

SECTION 201.  Supplemental Indentures........................................5

SECTION 202.  Events of Default and Remedies.................................5

SECTION 203.  Insurance Policy Payment Procedures............................5

SECTION 204.  Application of Term "Outstanding" to Series H Notes............9

SECTION 205.  Insurer as Third Party Beneficiary.............................6

SECTION 206.  Concerning the Special Insurance Provisions....................6

ARTICLE 3....................................................................7

SECTION 301. Recitals by Company.............................................7

SECTION 302. Ratification and Incorporation of Original Indenture............7

SECTION 303. Executed in Counterparts........................................7


______________________________________

1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

 ..................THIS EIGHTH SUPPLEMENTAL INDENTURE is made as of the 23rd day of February, 2001, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                                               W I T N E S S E T H:

 ..................WHEREAS, the Company has heretofore entered into a Senior Note
Indenture, dated as of January 1, 1998 (the "Original Indenture"), with The
Chase Manhattan Bank, as supplemented by a First Supplemental Indenture, dated as of January 27, 1998, with The Chase Manhattan Bank, by a Second Supplemental Indenture, dated as of November 25, 1998, with The Chase Manhattan Bank, by a Third Supplemental Indenture, dated as of December 1, 1998, with The Chase Manhattan Bank, by a Fourth Supplemental Indenture, dated as of March 9, 1999, with The Chase Manhattan Bank, by a Fifth Supplemental Indenture, dated as of February 22, 2000, with The Chase Manhattan Bank, by a Sixth Supplemental Indenture, dated as of February 1, 2001, with The Chase Manhattan Bank and by a Seventh Supplemental Indenture, dated as of February 1, 2001, with The Chase Manhattan Bank;

 ..................WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as supplemented by this Eighth Supplemental Indenture, is herein called the "Indenture";


 ..................WHEREAS, under the Original Indenture, a new series of Senior
Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

 ..................WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

 ..................WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

 ..................WHEREAS, all conditions necessary to authorize the execution and delivery of this Eighth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

 ..................NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                              Series H Senior Notes

 .........SECTION 101. Establishment. There is hereby established a new series of
Senior Notes to be issued under the Indenture, to be designated as the Company's Series H 6.70% Senior Insured Quarterly Notes due March 1, 2011 (the "Series H Notes").

 .........There are to be authenticated and delivered $100,000,000 principal amount of Series H Notes, and no further Series H Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series H Notes shall be issued in definitive fully registered form.

 .........The Series H Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series H Notes shall be The Depository Trust Company.

 .........The form of the Trustee's Certificate of Authentication for the Series
H Notes shall be in substantially the form set forth in Exhibit B hereto.

 .........Each Series H Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

 .........SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Insurance Trustee" means The Bank of New York, New York, New York, or any successor thereto, as the Insurance Trustee under the Policy.

 ........."Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

         "Interest Payment Dates" means March 1, June 1, September 1 and December 1 of each year, commencing June 1, 2001.

 ........."Original Issue Date" means February 23, 2001.

 ........."Policy" means the financial guaranty insurance policy issued by the
Insurer with respect to payments due for principal of and interest on the Series H Notes as provided in such policy.

 ........."Regular Record Date" means, with respect to each Interest Payment
Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

 ........."Stated Maturity" means March 1, 2011.

 .........SECTION 103. Payment of Principal and Interest. The principal of the
Series H Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series H Notes shall bear interest at the rate of 6.70% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series H Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series H Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series H Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series H Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

 .........Payments of interest on the Series H Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series H Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series H Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable.

 .........Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series H Notes shall be made upon surrender of the Series H Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series H Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

 .........SECTION 104. Denominations. The Series H Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

 .........SECTION 105. Global Security. The Series H Notes will be issued in the form of one Global Security registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series H Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series H Notes in definitive form. The Global Security described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

 .........Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series H Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

 .........A Global Security shall be exchangeable for Series H Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series H Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series H Notes registered in such names as the Depositary shall direct.

 .........SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series H Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

 .........The Company shall not be required (a) to issue, transfer or exchange any Series H Notes except to the Insurer during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series H Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series H Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series H Note redeemed in part.

 .........SECTION 107. Redemption. The Series H Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after March 1, 2004, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

 .........In the event of redemption of the Series H Notes in part only, a new
Series H Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

 .........The Series H Notes will not have a sinking fund.

 .........Notice of redemption shall be given as provided in Section 1104 of the
Original Indenture.

 .........Any redemption of less than all of the Series H Notes shall, with respect to the principal thereof, be divisible by $1,000.


                                    ARTICLE 2

                          Special Insurance Provisions

        SECTION 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Original Indenture requiring the consent of the Holders of the Series H Notes pursuant to Section 902 of the Original Indenture.

        SECTION 202. Events of Default and Remedies. Subject to Section 107 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default with respect to the Series H Notes occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series H Notes or the Trustee for the benefit of the Holders of the Series H Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series H Notes as provided in Section 502 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series H Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 512 and 603(e) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by
Section 601(c)(3) of the Original Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer).

        In addition to the Events of Default listed in the Original Indenture, the occurrence and continuance of an "Event of Default" under the Insurance Agreement dated as of February 23, 2001 between the Company and the Insurer, as the same may be amended, shall also constitute an Event of Default with respect to the Series H Notes.

        SECTION 203. Insurance Policy Payment Procedures. (a) The Insurer will make payments of principal or interest due on the Series H Notes in accordance with the Policy on or before the first (1st) Business Day next following the date on which the Insurer shall have received notice of Nonpayment (as defined in the Policy) from the Trustee.

        (b) In the event of Nonpayment and notification thereof to the Insurer, the Security Registrar shall make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the books kept by the Security Registrar for the registration and for the registration of transfer of Series H Notes as provided in the Indenture.

        (c) The Trustee shall, at the time it provides notice to the Insurer pursuant to (a) above, notify Holders of Series H Notes entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the Holder's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series H Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series H Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or any Paying Agent, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series H Notes for payment thereon first to the Trustee, who shall note on such Series H Notes the portion of the principal paid by the Trustee, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

        (d) In the event that the Trustee has notice that any payment of principal of or interest on a Series H Note which has become Due for Payment (as defined in the Policy) and which is made to a Holder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Insurer is notified pursuant to (a) above, notify all Holders of the Series H Notes that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series H Notes which have been made by the Trustee and subsequently recovered from Holders and the dates on which such payments were made.

        (e) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on Series H Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the Holders of the Series H Notes, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon surrender of the Series H Notes by the Holders thereof together with proof of the payment of principal thereof.

        SECTION 204. Application of Term "Outstanding" to Series H Notes. In the event that the principal and/or interest due on the Series H Notes shall be paid by the Insurer pursuant to the Policy, the Series H Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Series H Notes shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

        SECTION 205. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

        SECTION 206. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

                                    ARTICLE 3

                            Miscellaneous Provisions

         SECTION 301. Recitals by Company. The recitals in this Eighth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series H Notes and of this Eighth Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 302. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and as supplemented by this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 303. Executed in Counterparts. This Eighth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                 GEORGIA POWER COMPANY


By:                                     By:
   ----------------------------            ------------------------------------
         Wayne Boston                            Judy M. Anderson
         Assistant Secretary                     Vice President and
                                                 Corporate Secretary


ATTEST:                                 THE CHASE MANHATTAN BANK, as Trustee


By:                                     By:
   ----------------------------            ------------------------------------
         Virginia Dominguez                      R. Lorenzen
         Trust Officer                           Assistant Vice President

                                    EXHIBIT A

                              FORM OF SERIES H NOTE

NO. __                                                     CUSIP NO. 373334FH9


                              GEORGIA POWER COMPANY

                  SERIES H 6.70% SENIOR INSURED QUARTERLY NOTE

                                DUE MARCH 1, 2011



Principal Amount:           $_____________

Regular Record Date:        15th calendar day prior to Interest Payment Date

Original Issue Date:        February 23, 2001

Stated Maturity:            March 1, 2011

Interest Payment Dates:     March 1, June 1, September 1 and December 1

Interest Rate:              6.70% per annum

Authorized Denominations:   $1,000 or any integral multiple thereof

Initial Redemption Date:    March 1, 2004


         Georgia Power Company, a Georgia corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing June 1, 2001, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series H Notes shall be made upon surrender of the Series H Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series H Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         Financial Guaranty Insurance Policy No. 17951BE (the "Policy") with respect to payments due for principal of and interest on this Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                     GEORGIA POWER COMPANY



                                                     By:
                                                        -----------------------
                                     Title:

Attest:



Title:



                  {Seal of GEORGIA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee

                                                     By:
                                                        -----------------------
                                                           Authorized Officer

                             (Reverse Side of Note)

         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of January 1, 1998, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series H 6.70% Senior Insured Quarterly Notes due March 1, 2011 (the "Series H Notes") in the aggregate principal amount of up to $100,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after March 1, 2004 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in        UNIF GIFT MIN ACT- _______ Custodian ________
         common                                  (Cust)            (Minor)
TEN ENT- as tenants by the
         entireties                             under Uniform Gifts to
JT TEN-  as joint tenants                       Minors Act
         with right of
         survivorship and                       ________________________
         not as tenants                                 (State)
         in common


     Additional abbreviations may also be used though not on the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------                 ------------------------------


                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within instrument in every
                                            particular without alteration or
                                            enlargement, or any change whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee

                                                     By:
                                                        -----------------------
                                                              Authorized Officer